                                                                     EXHIBIT 9.1




================================================================================

                                VOTING AGREEMENT


                                       by


                                 STOCKHOLDERS OF
                           MEDICAL MANAGER CORPORATION

                                       and

                                 HEALTHEON/WEBMD
                                   CORPORATION




                          Dated as of February 13, 2000

================================================================================

                                VOTING AGREEMENT


                  VOTING AGREEMENT, dated as of February 13, 2000 (this "Agreement"), by the parties identified on Schedule A hereto (each, a "Stockholder" and collectively, the "Stockholders") to and for the benefit of Healtheon/WebMD Corporation, a Delaware corporation ("Parent").

                  WHEREAS, as of the date hereof, each Stockholder owns of record and beneficially, is the beneficial owner, or has the power to vote or direct the voting of the number of shares of common stock (the "Company Common Stock"), par value $.01 per share, of Medical Manager Corporation, a Delaware corporation (the "Company"), set forth opposite such Stockholder's name on Schedule A hereto (such shares, together with any shares of Company Common Stock acquired by the Stockholders prior to the termination of this Agreement, being referred to herein as the "Shares");

                  WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Parent (the "Merger"); and

                  WHEREAS, as a condition to the willingness of Parent and the Company to enter into the Merger Agreement, Parent has requested the Stockholders to agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                  Section 1. Voting of Shares. Until the termination of this Agreement in accordance with the terms hereof, each Stockholder hereby agrees that, at the Company Stockholders' Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote all of its respective Shares (a) in favor of the approval and adoption of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, (b) against any Company Acquisition Proposal and any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Merger Agreement not being fulfilled, and (c) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

                  Section 2. Proxy. Each Stockholder, by this Agreement, does hereby constitute and appoint Parent, or any nominee of Parent, with full power of substitution, as the Stockholder's irrevocable proxy and attorney-in-fact to vote its Shares as indicated in Section 1. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to its Shares.

                  Section 3. Transfer of Shares. Each Stockholder represents and warrants that it has no present intention of taking action to, prior to the termination of this Agreement in accordance with the terms hereof, and shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), pledge, encumber or otherwise dispose of any of its Shares, (b) deposit any of its Shares into a voting trust or enter into a voting agreement or arrangement with respect to its Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of Law) or other disposition of any Shares, except in each case with the prior written consent of Parent, which shall not be unreasonably withheld or delayed if the percentage of outstanding voting common stock (on both an actual outstanding and fully diluted, fully converted basis) entitled to vote on the Merger covered by voting agreements substantially similar to this Agreement is not reduced as a result of such sale, assignment, transfer or other disposition.

                  Section 4. Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants to Parent, severally and not jointly, with respect to itself and its ownership of its Shares as follows:

                  (a) Such Stockholder has all legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) Such Stockholder is the record or beneficial owner of its Shares and such Shares are owned free and clear of any liens, claims, charges, encumbrances or voting agreements and commitments of every kind, other than this Agreement. Other than with respect to options to purchase Company Common Stock granted under the Company's stock option plans, agreements and arrangements, such Stockholder does not own or hold any rights to acquire any additional Company Common Stock or other securities of the Company or any interest therein or any voting rights with respect to any additional Company Common Stock or any other securities of the Company.

                  (c) This Agreement has been duly executed and delivered by such Stockholder.

                  (d) This Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or other similar requirements of Law affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 5. Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the termination of the Merger Agreement in accordance with the terms thereof; provided that the provisions of Sections 6 through 14 (inclusive) of this Agreement shall survive any termination of this Agreement; and provided further that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

                  Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 7. Notices. (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent:

                           400 The Lenox Building
                           3399 Peachtree Road, NE
                           Atlanta, GA  30326
                           Facsimile:  (408) 876-5450
                           Attention:  General Counsel

                  with a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           Bank of America Corporate Center
                           Suite 2600
                           100 N. Tryon Street
                           Charlotte, North Carolina  28202
                           Telephone:  (704) 417-3200
                           Facsimile:  (704) 377-4814
                           Attention:  H. Bryan Ives III
                                          C. Mark Kelly

                  if to the Stockholders:

                           at the address set forth opposite such Stockholder's name on Schedule A with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Creighton O'M. Condon, Esq.
                           Telephone:  (212) 848-4000
                           Facsimile:  (212) 848-7179

                  (b) Notices of changes of address shall be effective only upon receipt.

                  Section 8. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  Section 10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  Section 11. Assignment; Binding Effect; Benefit. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  Section 12. Governing Law; Forum. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

                  (b) Each of the parties hereto irrevocably agrees that all legal actions or proceedings with respect to this Agreement shall be brought and determined in the courts of the


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                                       5


State of Delaware or in the United States District Court for the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable Law, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  Section 13. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 14. WAIVER OF JURY TRIAL. EACH OF PARENT AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT AND THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                              /s/      Mervyn Goldstein
                                              ----------------------------------
                                              Mervyn Goldstein



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


     /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                               /s/      Ray Hannah
                                               ---------------------------------
                                               Ray Hannah



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
-------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                               /s/      Courtney Jones
                                               ---------------------------------
                                               Courtney Jones



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                               /s/      John Kang
                                               ---------------------------------
                                               John Kang



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                              /s/      Raymond Kurzweil
                                              ----------------------------------
                                              Raymond Kurzweil



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                              /s/      Roger Licht
                                              ----------------------------------
                                              Roger Licht



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                              /s/      Jim Manning
                                              ----------------------------------
                                              Jim Manning



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                              /s/      Charles Mele
                                              ----------------------------------
                                              Charles Mele



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                             /s/      Chris Peifer
                                             -----------------------------------
                                             Chris Peifer



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                              /s/      Marv Rich
                                              ----------------------------------
                                              Marv Rich



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                             /s/      Michael Singer
                                             -----------------------------------
                                             Michael Singer



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                              /s/      Paul C. Suthern
                                              ----------------------------------
                                              Paul C. Suthern



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                             /s/      Al Weiss
                                             -----------------------------------
                                             Al Weiss



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.




                                             /s/      Martin Wygod
                                             -----------------------------------
                                             Martin Wygod



Agreed and Acknowledged:

HEALTHEON/WEBMD
    CORPORATION


    /s/    Jack Dennison
------------------------------
By: Jack Dennison
Its:  Executive Vice President

                                   SCHEDULE A

                                  STOCKHOLDERS


---------------------------------------- ----------------------------------------- ---------------------------------
                                                                                          Number of Shares of
                                                                                         Company Common Stock
                                                                                               Owned of
         Name of Stockholder                              Address                       Record and Beneficially
---------------------------------------- ----------------------------------------- ---------------------------------
1.       Thomas Ferguson                 c/o Medical Manager Corporation                        46,116
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
2.       Mervyn Goldstein                c/o Medical Manager Corporation                        44,716
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
3.       Ray Hannah                      c/o Medical Manager Corporation                        93,114
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
4.       Courtney Jones                  c/o Medical Manager Corporation                          0
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
5.       John Kang                       c/o Medical Manager Corporation                       322,258
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
6.       Raymond Kurzweil                c/o Medical Manager Corporation                          0
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
7.       Roger Licht                     c/o Medical Manager Corporation                        4,333
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
8.       Jim Manning                     c/o Medical Manager Corporation                       114,799
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
9.       Bernard Mardel                  c/o Medical Manager Corporation                       350,001
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------

---------------------------------------- ----------------------------------------- ---------------------------------
10.      Charles Mele                    c/o Medical Manager Corporation                        35,391
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
11.      Chris Peifer                    c/o Medical Manager Corporation                        86,647
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
12.      Marv Rich                       c/o Medical Manager Corporation                          0
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
13.      Herman Sarkowsky                c/o Medical Manager Corporation                      189,339(1)
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
14.      Michael Singer                  c/o Medical Manager Corporation                      3,681,250
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
15.      Paul C. Suthern                 c/o Medical Manager Corporation                        8,998
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
16.      Al Weis                         c/o Medical Manager Corporation                       116,888
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------
17.      Martin Wygod                    c/o Medical Manager Corporation                     5,500,272(2)
                                         669 River Drive
                                         Elmwood Park
                                         New Jersey 07407-1361
                                         Facsimile: (201) 703-3401
---------------------------------------- ----------------------------------------- ---------------------------------

-------------------------
(1) Includes 15,000 shares held by the Sark Foundation

(2) Includes 192,794 shares held by the Rose Foundation and 28,500 shares held by the Synetic Foundation and excludes 188,883 shares to be distributed to unaffiliated persons pursuant to Section 15(b) of the S.N. Investors L.P. Partnership Agreement dated as of November 30, 1994.